      As filed with the Securities and Exchange Commission on April 30, 1998
                                                     Registration No. 333-49277

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                 ---------------
                              Pre-Effective Amendment
                                     No.1 to
                                    FORM SB-2
                              REGISTRATION STATEMENT
                                      UNDER
                              THE SECURITIES ACT OF 1933

                                 ---------------

                               HOMESTEAD BANCORP, INC.
       (Exact name of registrant as specified in its articles of incorporation)



               Louisiana                            6711                        (Being Applied For)
     -------------------------------         -------------------------          --------------------
     (State or other jurisdiction of          (Primary Standard                   (I.R.S. Employer
     incorporation or organization)          Industrial Classification           Identification No.)
                                                 Code Number)



                               195 North Sixth Street
                            Ponchatoula, Louisiana 70454
                                 (504) 386-3379

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                              Lawrence C. Caldwell, Jr.
                        President and Chief Executive Officer
                                Homestead Bancorp, Inc.
                                195 North Sixth Street
                             Ponchatoula, Louisiana 70454

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                       Copy to:

                             Gerald F. Heupel, Jr., Esq.
                               Kevin M. Houlihan, Esq.
                        Elias, Matz, Tiernan & Herrick L.L.P.
                                734 15th Street, N.W.
                                      12th Floor
                               Washington, D.C.  20005
                                    (202) 347-0300
                                     ___________

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]



-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                               Proposed
Title of each                                  Maximum
 Class of          Amount          Purchase    Aggregate         Amount of
Securities to      to be            Price      Offering        Registration
be Registered     Registered       Per Share     Price             Fee
-------------------------------------------------------------------------------

Common Stock,
$.01 par value
per share       1,511,669 shares   $10.00      $15,116,690(1)   $4,461 (2)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------




(1)  Estimated solely for the purpose of calculating the registration fee.


(2) Previously paid. The registration fee originally paid was the correct amount for the current number of shares requested rather than for the lesser number of shares originally requested. The orginal number of shares requested had been inadvertently understated.


     The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT

                               HOMESTEAD BANCORP, INC.
                             COMMON STOCK, $.01 PAR VALUE

                          PONCHATOULA HOMESTEAD ASSOCIATION
                        EMPLOYEES 401(K) PROFIT SHARING PLAN
                     (_______ Shares and Participations Therein)

     This Prospectus Supplement relates to the offer and sale to participants (the "Participants") in the Ponchatoula Homestead Association Employees 401(k) Profit Sharing Plan (the "Plan") of Ponchatoula Homestead Savings, F.A. (the "Association" or the "Employer") of up to ________ shares of common stock, par value $.01 per share (the "Common Stock"), of Homestead Bancorp, Inc. (the "Company") and participation interests in the Plan, as set forth herein.

     In connection with the proposed conversion of Homestead Mutual Holding Company (the "Mutual Holding Company") from mutual to stock form, the merger of the Mutual Holding Company into the Association, the reorganization of the Association to the stock holding company structure as a subsidiary of the Company, and the offering of the Company's Common Stock in accordance with a Plan of Conversion (collectively, the "Conversion"), Participants in the Plan may direct the Trustees of the Plan to purchase Common Stock offered in the Conversion with amounts held in the Plan attributable to such Participants. Shares of common stock of the Association ("Association Common Stock") currently held in the Plan will automatically be exchanged for the Company's Common Stock upon consummation of the Conversion. This Prospectus Supplement relates to the election of a Participant to direct the purchase of the Company's Common Stock in the Conversion from assets in the Plan other than the Association Common Stock Fund.

     The Prospectus dated May __, 1998 of the Company (the "Prospectus"), which is attached to this Prospectus Supplement, includes detailed information with respect to the Company, the Conversion, the Common Stock and the financial condition, results of operations, and business of the Association. The Summary Plan Description of the Plan, attached hereto, along with this Prospectus Supplement provides detailed information with respect to the Plan and should be read only in conjunction with the Prospectus.

     For a discussion of certain factors that should be considered by each Participant, see "Risk Factors" beginning on page __ of the Prospectus.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION OR ANY OTHER FEDERAL AGENCY OR STATE SECURITIES COMMISSION, NOR HAS SUCH COMMISSION, OFFICE OR OTHER AGENCY OR COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

               The date of this Prospectus Supplement is May ___, 1998.

Description of the Plan

     Attached to this Prospectus Supplement is the Summary Plan Description, which provides detailed information concerning the Plan and its terms. Also included herein are the most recent financial statements for the Plan, as well as information concerning the investment return for the past five calendar years for each of the investment funds to which Participants may currently make contributions pursuant to the Plan.

Method of Directing Transfer

     Included with this Prospectus Supplement is a form to direct a transfer among investment funds (the "Transfer Direction Form"). If a Participant wishes to transfer all or part of his or her beneficial interest in the assets of the Plan (other than his or her interest in the Association's Common Stock) to the purchase of Common Stock in the Conversion, he or she should indicate that decision on the Transfer Direction Form. If a Participant does not wish to make such an election, he or she does not need to take any action.

Time for Directing Transfer

     The deadline for submitting a direction to transfer amounts to purchase the Company's Common Stock in the Conversion is ________ ___, 1998. The Transfer Direction Form should be returned to the Plan Administrator by noon, Central Time, on such date.

Irrevocability of Transfer Direction

     A Participant's direction to transfer amounts credited in the Plan to his or her accounts to purchase Common Stock in the Conversion generally shall be irrevocable until completion or termination of the Conversion. However, subscribers for the Common Stock offered in the Conversion may be resolicited and given the right to modify or cancel their orders under certain circumstances specified in the Prospectus, and in such event Participants will be given the same opportunity to modify or cancel their transfer directions. See "The Conversion - Stock Pricing, Exchange Ratio and Number of Shares to be Issued" in the accompanying Prospectus.

Investment Return Summary

     The following table shows the annual returns in each of the last five calendar years for each of the investment alternatives currently available to Participants in the Plan.


                                 1997       1996     1995       1994     1993
                                  Total    Total      Total    Total      Total
        Fund                    Return    Return    Return    Return    Return
--------------------------      ------    ------    ------    ------    ------
Zurich Money Market               5.37%     5.22%     5.67%     3.99%     2.88%

Kemper Horizon 5                 11.82      9.43       --        --        --

Kemper Horizon 10                15.98     12.30       --        --        --

Kemper Horizon 20                18.90     15.11       --        --        --

Kemper Small Cap Value           20.02     29.60     43.29      0.15      2.54

Kemper-Dreman High Return        31.92     28.79     46.86     (0.99)     9.22
  Equity

Kemper High Yield                11.51     13.49     17.46     (1.72)    20.29


Kemper U.S. Government            9.03      2.83     18.37     (3.06)     6.31
  Securities

Kemper Blue Chip                 26.21     27.70     31.72     (5.16)     3.02



     The foregoing table does not reflect performance information for the Association's Common Stock because the stock is not actively traded. The future performance of the Common Stock of the Company will depend on several factors, including the future performance of the Company as well as the fluctuation of securities prices in general. There can be no assurance that the Company's Common Stock will perform better than any of the other investment alternatives set forth above.

Purchase Price of Common Stock

     The funds transferred for the purchase of Common Stock in the Conversion will be used by the Trustees to purchase Common Stock through the exercise of subscription rights granted to the Participants in the Plan under the Plan of Conversion and Agreement of Reorganization ("Plan of Conversion") adopted by the Mutual Holding Company, the Association and the Company. The price paid for such shares of Common Stock will be the same $10.00 price per share as is paid by all other persons who purchase Common Stock in the Conversion.

     The following financial information was obtained from the Plan's Form 5500 filed with the Internal Revenue Service for the 1997 Plan Year:



                                                                December 31,
                                                                    1997
                                                                ------------
Assets:

  Cash                                                                $679,240

  Investments:

    Corporate debt and equity instruments                              143,750
                                                                      --------
      Total assets                                                     822,990

Liabilities:

      Total liabilities                                                       0
                                                                      ---------
Net assets                                                            $822,990
                                                                      ---------
                                                                      ---------




                                                                 Year Ended
                                                               December 31, 1997

                                                               -----------------

Income:

Contributions received or receivable in cash from Employer(s)
  (including contributions on behalf of self-employed
  individuals)                                                        $ 76,604

Earnings from investments (interest, dividends, rents,
  royalties)                                                          56,107

  Insurance refunds                                                    823
                                                                      --------
      Total income                                                    133,534
                                                                      --------
Expenses:

  Distribution of benefits and payments to provide benefits
    directly to participants or their beneficiaries                    123,471

  Insurance premiums and other expenses                                14,401
                                                                      --------
      Total expenses                                                  137,872
                                                                      --------
Net income (loss)                                                      $(4,338)
                                                                      --------
                                                                      --------



                          EXHIBIT A TO PROSPECTUS SUPPLEMENT



                               TRANSFER DIRECTION FORM

                 PONCHATOULA HOMESTEAD ASSOCIATION EMPLOYEES 401(K)
                                 PROFIT SHARING PLAN

                              TRANSFER DIRECTION FORM



Social Security # _____________________ Date of Birth ____/____/____

Date of Hire ____/____/____

Name
     --------------------------------------------------------------------------
 Last                               First                        Middle Initial


1. Instructions. You may use this form to direct a transfer of all or part of the funds credited to your account in the Plan (other than Association Common Stock held by the Plan) to be used to purchase Common Stock of the Company in the Conversion. Shares of Association Common Stock currently held in the Plan will automatically be exchanged for the Company's Common Stock upon consummation of the Conversion. To direct a transfer, you should complete and file this form with the Plan Administrator, no later than noon, Central Time, on _______ ___, 1998. If you need assistance in completing the form, please contact Lawrence C. Caldwell, Jr. at (504) 386-3379.

2. Transfer Direction. I hereby direct the Plan Administrator to transfer my beneficial interest in the Plan to purchase Common Stock of the Company in the Conversion in the following designated amounts:

     Opposite each fund enter the dollar amount to be transferred from such fund to purchase the Company's Common Stock.


     Zurich Money Market Fund                          $_______________

     Kemper Horizon 5                                  $_______________

     Kemper Horizon 10                                 $_______________

     Kemper Horizon 20                                 $_______________

     Kemper U.S. Government Securities                 $_______________

     Kemper High Yield                                 $_______________

     Kemper Blue Chip                                  $_______________

     Kemper Small Cap Value                            $_______________

     Kemper - Dreman High Return Equity                $_______________



3. Effectiveness of Direction. I understand that this Transfer Direction Form shall be subject to all the terms and conditions of the Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.


------------------------------               -------------------------
Signature of Participant                          Date

                                       * * * *

4. Acknowledgement of Receipt. This Transfer Direction Form was received by the Plan Administrator on the date noted below.


------------------------------               -------------------------
Plan Administrator                                Date

                          EXHIBIT B TO PROSPECTUS SUPPLEMENT



                               SUMMARY PLAN DESCRIPTION

                    ---------------------------------------------

                     Ponchatoula Homestead Association Employees

                              401(k) Profit Sharing Plan

                               SUMMARY PLAN DESCRIPTION

                    ---------------------------------------------



Effective: January 1, 1998


                               Summary Plan Description

                                  Table of Contents
ARTICLE                           DESCRIPTION                             PAGE

I              INTRODUCTION                                                1

II             GENERAL INFORMATION ABOUT YOUR PLAN                          2

III            PARTICIPATION IN YOUR PLAN                                  3

IV             EMPLOYEE CONTRIBUTIONS                                      4

V              EMPLOYER CONTRIBUTIONS                                      6

VI             VESTING                                                      8

VII            SERVICE RULES                                               9

VIII           COMPENSATION                                                10

IX             PARTICIPANTS' ACCOUNTS                                      11

X              DISTRIBUTIONS AND BENEFITS UNDER YOUR PLAN                  13

XI             BENEFIT PAYMENT OPTIONS                                    17

XII            TOP-HEAVY RULES                                            18

XIII           PARTICIPANT LOAN PROGRAM                                    19

XIV            MISCELLANEOUS                                              22

XV             STATEMENT OF ERISA RIGHTS                                  24



                       ----------------------------------------

                                      Article I

                                     INTRODUCTION

                       ----------------------------------------


In order to recognize the hard work and good efforts of its employees, your Employer, Ponchatoula Homestead Savings, FA, (the "Employer") established the Ponchatoula Homestead Association Employees 401(k) Profit Sharing Plan (the "Plan"), for the exclusive benefit of all eligible employees and their beneficiaries. The original effective date of the Plan was January 1, 1956. However, this Summary Plan Description reflects the terms of the Plan under the most recent amendment, effective January 1, 1998. The Plan allows eligible employees to defer part of their income on a tax-favored basis into the Plan. The contributions which you make to the Plan as 401(k) salary deferrals are also called "salary reduction" contributions because your current taxable income is reduced for every dollar you deposit into the Plan.

Also. the money in the Plan grows tax free until your retirement. However, you must pay taxes when the money is paid out, unless it is transferred to another retirement plan or an IRA. You may also be eligible for benefits in the event of your death, total disability or other termination of your employment with the Employer. This Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

This Summary Plan Description is a brief description of your Plan and your rights and benefits under the Plan. This Summary Plan Description is not meant to interpret or change the provisions of your Plan. A copy of your Plan is on file at your Employer's office and may be read by you, your beneficiaries, or your legal representatives at any reasonable time. If you have any questions regarding either your Plan or this Summary Plan Description, you should ask your Plan Administrator. If any discrepancies exist between this Summary Plan Description and the actual provisions of the Plan, the Plan shall govern.

                       ----------------------------------------

                                      Article II

                         GENERAL INFORMATION ABOUT YOUR PLAN

                       ----------------------------------------

Plan Name:               Ponchatoula Homestead Association Employees
                         401(k) Profit Sharing Plan

Employer:                Ponchatoula Homestead Savings, FA
                         195 North Sixth St.
                         Ponchatoula, LA 70454
                         (504) 386-3379

Employer I.D. No:        72-1271955

Plan Number:             001

Type of Plan:            Cash or Deferred Arrangement (401(k) Plan)

Administration Type:     Administration by Trustee

Plan Administrator:      Ponchatoula Homestead Savings, FA
                         195 North Sixth St.
                         Ponchatoula, LA 70454
                         (504) 386-3379

Legal Agent:             Ponchatoula Homestead Savings, FA
                         195 North Sixth St.
                         Ponchatoula, LA 70454
                         (504) 386-3379
                         (Legal Process may also be served on the Trustee
                           or Plan Administrator.)


Trustees:                L.C. Caldwell Jr.
                         Dennis E. James
                         Kelly B. Morse

Trustees Address:        195 North Sixth St.
                         Ponchatoula, LA 70454
                         (504) 386-3379

Funding Arrangement:     Trust

Plan Year:               January 1st to December 31st

Limitation Year:         January 1st to December 31st

Anniversary Date:        December 31st

                       ----------------------------------------

                                     Article III

                              PARTICIPATION IN YOUR PLAN
                       ----------------------------------------

Before you become a Participant in the Plan, there are certain eligibility and participation requirements which you must meet. These requirements are explained in this section.

Eligible Employees:

All of your Employer's employees are considered Eligible Employees and may participate in the Plan, once they meet the Eligibility and Participation Requirements, except members of a collective bargaining unit whose retirement benefits were the subject of a collective bargaining agreement that is in full force and effect, and non-resident aliens with no U.S. source of income.

Eligibility Requirements:

In order to be eligible for discretionary Employer contributions, you must have attained age 20 and have completed 6 months of service.

To be eligible to enroll in the salary reduction portion of the Plan you must have attained age 20 and completed 6 months of service.

In order to be eligible for matching contributions, you must be making 401(k) contributions to the Plan. You must also have attained age 20 and completed 6 months of service.

The "eligibility computation period" is the 12 month period that begins with the date you were hired. If you don't meet the service requirements during the first year following your date of hire, the eligibility computation period becomes the Plan Year. You may then meet the requirements during any Plan Year.

Entry Dates:

Participation in the Plan can begin only on an Entry Date. Your first Entry Date is the first day of the Plan Year, January 1st, nearest to the date you meet the Eligibility requirements. This means that your Entry Date can be before the exact date you meet the Eligibility requirements.

Rehired employees:

If you had satisfied the Eligibility requirements before you terminated employment, you will become a Participant immediately on the date you are rehired, if your rehire date is on or after your first Entry Date, as defined above. Otherwise, you will be eligible to participate on the next Entry Date. If you had not yet satisfied the Eligibility requirements at the time you terminated employment, you must meet the Eligibility requirements as if you were a new employee.

                       ----------------------------------------

                                      Article IV

                                EMPLOYEE CONTRIBUTIONS

                       ----------------------------------------

Your 401(k) Salary Deferral Plan offers you special tax advantages and incentives to participate. First, every dollar you put into the Plan reduces your income currently subject to Federal Income Tax. Thus, your deposits into the 401(k) Plan are often called "salary reductions." (However, you must still pay Social Security Taxes on your gross wages.)

Although you will have to pay income tax when you withdraw money from the Plan, you may be able to defer taxes on a withdrawal by depositing the funds into another Plan or an Individual Retirement Account (IRA). Because you defer paying taxes until you receive payments from the Plan, 401(k) contributions are sometimes called "salary deferrals."

The following chart illustrates the advantage of making deposits into the 401(k) Plan (saving on a tax-deferred basis) rather than saving on an after-tax basis such as a bank passbook savings account or a money market fund.


                                    401(k) Plan                Passbook
                                  Tax-deferred                 After-tax
                                      Savings                  Savings

Gross Wages                           $20,000                  $20,000

401(k) Deposit                          1,000                      N/A
                                      -------                  -------
Taxable Wages                          19,000                   20,000

Estimated Taxes (25%)                   4,750                    5,000

Passbook Deposit                          N/A                    1,000
                                      -------                  -------
Net Take-home Pay                     $14,250                  $14,000




In our example, net take-home pay (after paying taxes and after saving $1,000) is $250 greater when the savings are deposited into the 401(k) Plan, rather than an after-tax savings program like a money market or bank passbook account. Saving $1,000 in the 401(k) Plan only "cost" our example person $750 in take-home pay.

This is only a rough illustration of the advantages of tax-deferred savings. Please discuss your situation with your tax advisor.

Tax free accumulation:

Another big advantage your Plan offers is tax-deferred accumulation of the earnings on your investments. All the earnings on the money you contribute to your account compounds tax free. You pay taxes on this money only when you retire or take distributions for some other reason, such as death or becoming totally disabled. If you put your money into a savings account you are required to pay income taxes on the interest each year. Thus, by contributing to your 401(k) Savings Plan, you'll have more money available at retirement.

Salary reduction agreement:

In order to enroll (or to refuse enrollment), your Employer will ask you to complete a Salary Reduction Agreement. It is here that you tell your Employer how much of your income you wish to defer to your Plan.

There are limits placed on the amount you can defer into this Plan. Your salary deferrals cannot exceed a maximum dollar amount determined by the Federal Government each year. For 1997, that amount is $9,500. Generally, if your total deferrals from all cash or deferred arrangements for a calendar year exceed the dollar amount set by the government, the excess must be included in your income for the year. The IRS also requires that the combined contribution by you and your Employer to your accounts not exceed the lesser of $30,000 or 25 % of your pay. Your Employer may also place restrictions on the amount you may defer in order to meet IRS requirements.

Your Employer will deduct the amount you've elected from your paycheck in accordance with procedures established by your Employer.

Restrictions:

In order to provide tax-advantaged savings, the Plan must place restrictions on withdrawals from the Plan. Article X describes the circumstances under which you may withdraw 401(k) deposits from the Plan.

Election not to defer:

You may decide that you do not wish to make salary reduction contributions on your first Entry Date. The Plan Administrator will explain the procedures for delayed enrollment in the salary reduction portion of the Plan, if you decide to enroll at a later date.

Excess deferrals:

If you participate in two or more deferred compensation plans (which include 401(k), Simplified Employee Pensions and 403(b) plans), your total deferrals to all plans could exceed IRS limits for the year. To avoid paying additional excise taxes if excess contributions have to be returned, you may want to designate which plan is to return any excess contributions to you.

If you elect to have this Plan return any excess, you should notify the Plan Administrator so that the excess can be returned to you, along with any earnings, before April 15.

                       ----------------------------------------

                                      Article V

                                EMPLOYER CONTRIBUTIONS

                       ----------------------------------------


Your Employer may make contributions to the Plan, in addition to your salary deferral 401(k) contributions. Your Employer may make matching contributions, non-elective or discretionary contributions and required minimum contributions under the Top-Heavy rules (see Article XII) or other legal requirements.

Matching Contributions:

To be eligible to receive an allocation of matching contributions, you must have worked 1 hour during the Plan Year.

If you do not meet the hours requirement because you have retired, become disabled, or died, you will still receive matching contributions.

The amount of the match depends on your 401(k) contributions. Your Employer will provide a matching contribution of 100 cents for every dollar you invest in the Plan.

Your employer will make matching contributions only on the first 7.5% of compensation deposited as elective contributions. Amounts deferred over 7.5% are not matched.

The matching contribution shall be allocated each pay period.

Non-Elective or Discretionary Contributions:

In order to receive an allocation of discretionary Employer contributions, you must have worked 1,000 hours during the Plan Year, and be employed on the last day of the Plan Year.

If you do not meet the hours requirement or are not employed on the last day of the Plan Year because you have retired, become disabled, or died, you will still receive an allocation of the discretionary Employer contribution.

You do not have to make 401(k) contributions in order to receive a discretionary contribution.

The amount of the discretionary contribution is set by the Employer each year.

Your share of the non-elective/discretionary contribution is based on the relationship of your compensation to the total compensation for all Participants. For example, if your compensation is $20,000 and if the total compensation is $1,000,000, your share would be 2% of the total discretionary contribution. In our example, if the discretionary contribution was $30,000, your share would be:

     $30,000 x ($20,000/$1,000,000) = $600 or
     $30,000 x .02 (2%) = $600

Other required contributions:

In certain situations, your Employer may be required to make additional contributions to the Plan. If the Plan is Top-Heavy (see Article XII) or if highly paid participants contribute a higher percentage of pay to the Plan than other participants, your Employer may have to take corrective action. This action could result in either a reduction in the contributions for the highly compensated participants or an additional Employer contribution, in the form of Non-Elective or Qualified Non-Elective contributions.

                       ----------------------------------------

                                      Article VI

                                       VESTING

                       ----------------------------------------


The term "vesting" refers to the percentage of your Employer contribution account(s) (if any) other than your Qualified Non-Elective contributions account, that you are entitled to receive in the event of your termination of employment. You are also 100% vested in your Qualified Non-Elective account.

If you terminate employment before you meet the requirements for retirement (see
Article X), the distribution from the Employer matching and discretionary accounts will be limited to the vested portion. Your vesting percentage grows with your Years of Service. Article VII explains how Years of Service are credited.

The same vesting schedule applies to the matching and discretionary Employer contributions.

Vesting schedule for matching and discretionary Employer accounts:


                    Years of Service              Percent Vested

                    Less than 1                           0%
                    1 but less than 2                     0%
                    2 but less than 3                     0%
                    3 but less than 4                     20%
                    4 but less than 5                     40%
                    5 but less than 6                     60%
                    6 but less than 7                     80%
                    7 or more                             100%

You will also become 100% vested at Normal Retirement, if you become disabled or if you die. Refer to Article X for information on retirement, disability or death.

In the event the Plan should become 'top-heavy', a faster vesting schedule will apply. See Article XII for an explanation of the top-heavy rules.

Top-Heavy vesting schedule for matching and discretionary Employer accounts:

                    Years of Service              Percent Vested
                    Less than 1                           0%
                    1 but less than 2                     0%
                    2 but less than 3                     20%
                    3 but less than 4                     40%
                    4 but less than 5                     60%
                    5 but less than 6                     80%
                    6 or more                             100%

                       ----------------------------------------

                                     Article VII

                                    SERVICE RULES

                       ----------------------------------------


Year of Service:

You will earn a Year of Service for vesting if you are credited with 1,000 Hours of Service during a Plan Year. However, if you are credited with 1,000 hours during your first year of employment, you'll earn a Year of Service. You cannot earn more than one Year of Service credit during any Plan Year, though.

If you terminate employment and are later rehired by the Employer, your Years of Service after reemployment will be added to the Years of Service you had accumulated when you left.

Hours of Service:

You are credited with the actual number of hours you work and for hours for which you are paid, but are not at work such as paid vacation or paid sick leave.

Break in service rules:

When you fail to complete at least 501 hours during the Plan Year, you incur a break in service. Thus, in any year in which you work less than 501 hours (approximately 3 months), you will incur a break in service.

However, in certain circumstances, your Plan is required to credit you with 501 hours, even though you didn't actually work 501 hours. This is primarily if you take time off to have, adopt or care for a child for a period immediately following the birth or adoption. You will receive this credit only for the purpose of determining whether you have incurred a break in service and not for receiving additional credit for a contribution or for vesting.

                       ----------------------------------------

                                     Article VIII

                                     COMPENSATION

                       ----------------------------------------


Throughout this Summary Plan Description, the words "compensation" and "pays" are used to define contribution amounts. "Pay" or "Compensation" means the total wages paid to you by your Employer for the Plan Year.

Compensation includes deferred compensation which is not includable in your gross taxable income due to SEP Deferrals, Cafeteria Benefits, 401(k) deferrals, Tax Deferred Annuities and Governmental Deferred Compensation Plans.

In no event shall compensation in excess of $160,000 (as adjusted for changes in the Consumer Price Index: $160,000 for 1997) be taken into account for any Participant in this Plan.

Your compensation for the first Plan Year in which you participate shall be your compensation from the Employer for the full Plan Year.

                       ----------------------------------------

                                      Article IX

                                PARTICIPANTS' ACCOUNTS

                       ----------------------------------------


Under the 401(k) Savings Plan, the money you deposit and any Employer contributions are placed into investment accounts. which are credited with gains and losses at each Valuation Date. The Valuation Date for your 401(k) Plan occurs on the Anniversary Date (see Article II).

Separate accounts are set up for each different type of money: 401(k) deposits, matching, discretionary, rollover and Qualified Non-Elective contributions because there are different Plan and IRS rules for each type of contribution.

Forfeitures:

Forfeitures of Employer discretionary contributions will supplement non-elective contributions. Forfeitures of matching contributions will supplement matching contributions. "Forfeitures" are amounts which could not be paid to terminated participants because they were not 100% vested when they separated from service with the Employer.

In order to share in the allocation of forfeitures, you must be eligible to share in Employer contributions for the Plan Year.

If you are eligible to share in the forfeiture allocation, your portion will be credited to your account as of the last day of the Plan Year in which the terminated participant receives a distribution from the Plan.

And, your portion will be determined in proportion to your share of the Employer contribution.

Rollover Accounts:

Your Plan allows employees who had retirement accounts with a previous Employer to directly transfer or rollover the previous account balance to your Plan even if you are not a Participant in this plan. This is a segregated "Rollover" account and it is always 100% vested. If you are making a rollover instead of a direct transfer, in order to avoid taxes on your "Rollover" money, you must complete the rollover from your old plan to this Plan within 60 days after receiving the money.

Investments:

Your Plan offers several investment options and you may instruct the Trustees how you would like to invest the funds in your Rollover, 401(k), Matching, Voluntary, Non-Elective and Qualified Non-Elective accounts.

If you choose not to select how your accounts are invested, the Trustee will invest them for you. The Trustees are fiduciaries of the Plan, which means that they have a responsibility to you to invest the Plan assets prudently.

Contact your Plan Administrator for information concerning the investment options which are currently available.

Crediting your accounts with gain or loss:

Each investment account is credited with investment gain or loss as of each Valuation Date. Earnings or losses are allocated on the basis of the ratio your account balance bears to the total account balances of all participants in the same investment. You are then credited with that percentage of earnings or losses.

When you receive a distribution from the Plan, the Plan Administrator must first establish the value of your account. The date of this special valuation is the Distribution Determination Date. If the Distribution Determination Date is any date other than a Valuation Date, the value of your account will be adjusted for the actual gain or loss from the prior Valuation Date to the Distribution Determination Date.

                       ----------------------------------------

                                      Article X

                      DISTRIBUTIONS AND BENEFITS UNDER YOUR PLAN

                       ----------------------------------------

In-Service Distributions:

An In-Service Distribution is one that you receive while you are actively employed. The primary purpose of the Plan is to provide benefits to you upon your retirement, but you may request an In-Service Distribution of all or a portion of your accounts, provided that you are fully vested and have reached age 59 1/2, and

In addition, you may request an In-Service Distribution of the full value of all of your accounts, on or after the date you reach Normal Retirement Age (defined below).

Also, you may request an In-Service Distribution in the event of financial hardship. Financial hardship might result from your own, your spouse's or your dependents' medical expenses, expenses in purchasing your primary residence or in preventing eviction or foreclosure, or tuition for the next 12 months of post-secondary education for you, your spouse or dependents. In addition, a financial hardship only occurs when you have no other resources available to you. For example, you may need to prove that you have been turned down for loans or that you have sold other assets before you can receive a Hardship Distribution.

The amount of your Hardship Distribution cannot exceed the amount needed to meet the immediate financial hardship. In addition, the distribution will be limited to the amount of your 401(k) contributions (no investment income).

If you receive a Hardship Distribution, the Plan must impose restrictions on the amount of your 401(k) salary deferrals in the future. First, you cannot make any 401(k) contributions for the 12-month period following the date of your Hardship Distribution. Secondly, the maximum amount of 401(k) contributions that you can make for the calendar year that begins after the date of distribution is reduced by the amount of your elective deferrals in the year you took the hardship withdrawal.

For example, let's say that you took a hardship withdrawal on July 1, 1998, and during 1998, you deposited $5,000 in elective deferrals. You can't make any 401(k) contributions until July 1, 1999. And, the maximum amount that you can contribute for 1999 would be the legal limit minus $5,000. If the legal maximum was $9,500 for 1999, you would be limited to $4,500.

Plan benefits are also paid when you retire, or become permanently disabled. Benefit payments may also be made to your beneficiary (ies) upon your death. Each of these events is discussed below.

Normal Retirement Benefits:

The Normal Retirement Age for the Plan is age 65.

Your Normal Retirement Date is the date you reach Normal Retirement Age.

At your Normal Retirement Date, you will be entitled to 100% of your account balance. Payment of your benefits will begin as soon as practicable following your retirement. (See Article XI, Benefit Payment Options.)

Early Retirement Benefits:

You are eligible for Early Retirement Benefits on the day you are at least 55 years old and have completed at least 10 Years of Service. If you retire on or after your Early Retirement Date, payment of your Early Retirement benefits will commence as soon as practicable following your retirement.

Late Retirement Benefits:

If you decide to work past your Normal Retirement Date, you can defer payment of your benefits until your Retirement Date. Payment of your Retirement benefits will commence as soon as practicable following your late retirement date.

Death Benefits:

Should you die before termination of your employment by retirement or disability, your spouse or beneficiary will be entitled to 100% of your account balance.

If you are married at the time of your death, your spouse will be the beneficiary of your death benefits, unless you otherwise elect in writing on a form to be furnished to you by the Plan Administrator. IF YOU WISH TO DESIGNATE A BENEFICIARY OTHER THAN YOUR SPOUSE AS YOUR BENEFICIARY, YOUR SPOUSE MUST CONSENT TO WAIVE HIS/HER RIGHT TO RECEIVE DEATH BENEFITS UNDER THE PLAN. YOUR SPOUSE'S CONSENT MUST BE IN WRITING AND WITNESSED BY A NOTARY OR A PLAN REPRESENTATIVE.

If your spouse has consented to a valid waiver of any rights to the death benefit; or your spouse cannot be located; or you are single at the time of your death, then your death benefit will be paid to any beneficiary you may choose. The Plan Administrator will supply you with a beneficiary designation form.

Since your spouse has certain rights under your Plan, you should immediately inform the Plan Administrator of any changes in your marital status.

Disability Benefits:

Should you become permanently disabled while a Participant under this Plan, you will receive 100% of your account balance. "Disability" means a medically determinable physical or mental impairment which may be expected to result in death or to last at least a year and which renders you incapable of performing your duties with your Employer. A determination of disability will be made by the Plan Administrator in a uniform, nondiscriminatory manner on the basis of medical evidence.

If it is determined you are disabled, your payments will begin as soon as practicable following the date you were determined to be disabled.

Benefits Upon Termination:

If your employment is terminated for any reason other than those set out above, you will only be entitled to that portion of your Employer accounts in which you are vested.

"Vesting" refers to the percentage of your account balance you are entitled to at any point in time. For each year you remain a Participant in the Plan, you become vested with a higher percentage of your Employer account balance. (See Vesting, Article VI.)

If your benefit is over $3,500, you may at your option, request the Plan Administrator to distribute your benefit to you before your retirement date. However, the value of your account will not be determined earlier than as soon as practical following your termination if you are not fully vested, or as soon as practical if you are 100% vested. You will receive payment of your benefits as soon as practical after that date.

If your benefit is $3,500 or less, the Plan Administrator may distribute your benefit early. No consent is needed for distributions of $3,500 or less.



Distributions Due To A Domestic Relations Order:

In general, contributions made by you or your Employer for your retirement are not subject to alienation. This means they cannot be sold, used as collateral for a loan, given away or otherwise transferred. They are not subject to the claims of your creditors. However, they may be subject to claims under a Qualified Domestic Relations Order (QDRO).

The Administrator may be required by law to recognize obligations you incur as a result of court ordered child support or alimony payments. The Administrator must honor a "Qualified Domestic Relations Order" which is defined as a decree or order issued by a court that obligates you to pay child support or alimony, or otherwise allocates a portion of your assets in the Plan to your spouse, child or other dependent. If a QDRO is received by the Administrator, all or portions of your benefits may be used to satisfy the obligation. It is the Plan Administrator's responsibility to determine the validity of a QDRO.

Taxation of Distributions:

The benefits you receive from the Plan will be subject to ordinary income tax in the year in which you receive the payment, unless you defer taxation by a "rollover" of your distribution into another qualified plan or an IRA. Also, in certain situations, your tax may be reduced by special tax treatment such as "5-year forward averaging."

VERY IMPORTANT NOTE: Under most circumstances, if you receive a distribution from this Plan on or after January 1, 1993, twenty percent (20%) of your distribution will be withheld for federal income tax purposes, unless you instruct the trustees of this Plan to DIRECTLY transfer your distribution into another qualified plan or an IRA. You must give these instructions to the trustees no more than 90 days before the date you receive the payment. Also, unless you sign a waiver form, the trustees must wait at least 30 days after receiving your instructions before making the payment, to allow you time to change your decision.

In addition to ordinary income tax, you may be subject to a 10% tax penalty if you receive a "premature" distribution. If you receive a distribution upon terminating employment before age 55 and you don't receive the payment as a life annuity, you will be subject to the 10% penalty, unless you "rollover" your payment. If you take a hardship withdrawal before age 59-1/2, the withdrawal will usually be subject to the 10% penalty. But, there is no penalty for payments due to your death or disability.

As the rules concerning "rollovers" and the taxation of benefits are complex, please consult your tax advisor before making a withdrawal or requesting a distribution from the Plan. As required by law the Plan Administrator will provide you with a brief explanation of the rules concerning "rollovers".

                       ----------------------------------------

                                      Article XI

                               BENEFIT PAYMENT OPTIONS

                       ----------------------------------------



There is one form of payment under your Plan. Your distribution will be in the form of a lump-sum distribution of your total account balances, or you may select an alternate form of payment, if permitted under your Plan, at the time of your distribution.

The Plan Administrator may delay payment to you for a reasonable time for administrative convenience. However, unless you choose to defer receipt of your distribution, the Plan must begin your payments within 60 days after the close of the Plan Year following the latest of:

     (a)  the date on which you reached your Normal Retirement Age;

     (b) the 10th anniversary of the year in which you became a Participant in the Plan; or

     (c)  the date you terminated employment with the Employer.

In any event, the law requires that your distributions begin no later than April 1 of the year following the date you reach age 70-1/2 (the date six months after your 70th birthday.)

                       ----------------------------------------

                                     Article XII

                                   TOP-HEAVY RULES

                       ----------------------------------------


A Plan becomes Top-Heavy when the total of the Key Employees' account balances make up more than 60 % of the total of all account balances in the Plan. Key Employees are certain highly compensated officers or owners/shareholders.

If your Plan is Top-Heavy. Plan participants who are not "key" must receive a minimum contribution. This minimum contribution is the smaller of the percentage of pay contributed by the Employer to Key Employees, or 3 % of your compensation. If the Employer contribution allocated to your account for the Top-Heavy year is equal to or more than this minimum contribution, no additional Employer contribution would be needed to meet the Top-Heavy rules.

Also, the vesting schedules which apply to the Discretionary Employer and Matching contributions change if your Plan becomes Top-Heavy. Vesting is discussed in Article VI.

                       ----------------------------------------

                                     Article XIII

                               PARTICIPANT LOAN PROGRAM

                       ----------------------------------------


Pursuant to the terms of Ponchatoula Homestead Association Employees 401(k) Profit Sharing Plan, the Trustee has adopted a participant loan program as part of such Plan and Trust. The program is intended to comply with Labor Regulation 2550.408b-1. Loans will be made pursuant to the terms of the Plan and Trust and the following provisions of the Participant Loan Program.

     A.   Administration of Program

     The following person ("the Loan Administrator") is responsible for the administration of the loan program. All loan requests and other inquires should be delivered to:

          Ponchatoula Homestead Savings, FA
          195 North Sixth St.
          Ponchatoula, LA 70454
          (504) 386-3379

     B.   Application Procedure

          1. Obtain and complete a loan application on forms provided by the Loan Administrator.

          2. Submit the completed loan application to the Loan Administrator at least 10 days before the date the loan is to be made.

          3. Loan applications will be reviewed by the Loan Administrator for completeness. Incomplete applications will be returned to the applicant for completion.

          4.   Approved loans will be processed on the first day of each month.

     C.   Basis for Approvals

     Loans are available to all participants and, in the event of a participant's death, his or her beneficiaries without regard to any individual's race, color, religion, sex, age or national origin. Each application will be reviewed on a nondiscriminatory basis but will be assessed on the applicant's credit worthiness, financial need, and the purpose and terms of the loan. An individual may be denied future loans if he or she defaulted on any previous loan.

     D.   Limitations

          1.   Limitations on Types of Loans

               Subject to the limitations on the amount of any loan, loans will be approved if the loan proceeds are to be used:

               - For the purpose of acquiring (excluding mortgage payments) a principal residence for the participant.

               - For the purpose of paying deductible medical expenses (described in

               Section 213(d) of the Internal Revenue Code) incurred by the participant, his or her spouse or dependents.

               - For the purpose of payment of tuition for the next semester or quarter of post-secondary education for the participant, his or her spouse, children or dependents.

               - To prevent the eviction of the participant from his principal residence or foreclosure on the mortgage of the participant's principal residence.

               - For proven financial hardship.


          2.   Limitations on Amounts of Loans

               - The minimum amount of any loan is $1,000.

               - The maximum amount of any loan is the lesser of $50,000 or 50% of the vested interest of the participant in the Plan. The $50,000 maximum amount will be reduced by the participant's highest outstanding loan balance in the previous twelve months, even if amounts have been repaid.

               - The maximum amount of any loan is $50,000.

               - The balance of outstanding loans to a single participant may not exceed $50,000.

               - A participant may have no more than 1 loan outstanding at any one time.

          3. Prior to funding a Participant Loan, the amount necessary to fund such loan will be transferred from the source accounts to a segregated account from which the Participant Loan shall be made. During the term of the Participant Loan, repayment of principal and interest shall be made to this segregated account. This segregated account shall not share in any other gains or losses credited to the Plan.

     E.   Interest

     The interest rate will be determined from-time to time by the Trustee with the intention of providing the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.

     Until otherwise determined by the Trustee, the interest rate will be the prime rate of interest charged by a local financial institution as of the date of the loan, plus 1 percent.

     The rate of interest will be constant throughout the term of the loan.

     F.   Collateral or Other Security
     All loans must be adequately secured. No more than 50 percent of the present value of a participant's vested interest in the Plan may be considered by the Plan as security for the outstanding balance of all Plan loans made to the participant.

     The Trustee will accept other collateral as security for the loan, such as a lien on real estate, marketable securities, savings accounts or other assets, provided that the Trustee determines that in the event of default, the collateral to be sold, foreclosed upon or otherwise disposed of has such value and liquidity that it may reasonably be anticipated that loss of principal or interest will not result from the loan.

     G.   Repayment Terms

     All loans are required to be repaid within 5 years of the loan unless the purpose of the loan is to acquire a dwelling unit which is to be used within a reasonable time as the principal residence of the participant.

     Loans are to be repaid on the basis of substantially level amortization over the term of the loan with payments made each pay period.

     H.   Default

     A loan is in default when a scheduled installment payment is 60 days late. If payment has not been made within 30 days of the installment due date, the Loan Administrator will notify the participant in writing that payment is due within 15 days of the date of the notification. If payment is not received within such stipulated time period, the following will take place:

          1. The delinquent installment will be considered to be in default as of the date the last payment was due.

          2. At the discretion of the Trustee exercised in a uniform and nondiscriminatory manner, the loan will be renegotiated and payments will be made through payroll withholding. If the loan is not renegotiated in a manner acceptable to the Trustee, if permitted in the Plan, the loan will be deemed an in-service withdrawal. Such withdrawal will be subject to personal income and possible penalty taxes. Form 1099R will be timely issued to the participant and the IRS showing such withdrawal.

          3. If the participant fails to make provisions for repayment reasonably acceptable to the Trustee, at the election of the Trustee, exercised in a uniform and nondiscriminatory manner, the remaining principal and interest on the loan shall be declared due and payable as of the date the last payment was due.

          4. The amount of any uncured default will be considered as having been received in a taxable event, subject to personal income and penalty taxes. Such tax consequences do not affect the participant's obligation to repay the loan. Form 1099R will be timely issued to the Participant and the IRS; however, the loan will not be charged against the Participant's vested account balance until he or she terminates service, retires, dies, becomes disabled, or reaches the earliest date distribution is permitted under the Plan.

          5. To the extent necessary, any other collateral pledged as additional security will be foreclosed upon.

                       ----------------------------------------

                                     Article XIV

                                    MISCELLANEOUS

                       ----------------------------------------


Protection of benefits:

Except for the requirements of a Qualified Domestic Relations Order, your Plan benefits are not subject to claims, indebtedness, execution, garnishment or other similar legal or equitable process. Also, you cannot voluntarily (or involuntarily) assign your benefits under this Plan. See Distributions due to a Domestic Relations Order in Article X.

Amendment and Termination:

The Employer has reserved the right to amend or terminate your Plan. However, no amendment can take away any benefits you have already earned. If your Plan is terminated, you will be entitled to the full amount in your account as of the date of termination, regardless of the percent you are vested at the time of termination.


Pension Benefit Guaranty Corporation:

The Pension Benefit Guaranty Corporation (PBGC) provides plan termination insurance for defined benefit pension plans. In your 401(k) Plan (a defined contribution plan), all of the contributions and investment earnings are allocated to Participants' accounts. PBGC insurance is not needed and does not apply.

Claims:

When you request a distribution of all or any part of your account, you will contact the Plan Administrator who will provide you with the proper forms to make your claim for benefits.

Your claim for benefits will be given a full and fair review. However, if your claim is denied, in whole or in part, the Plan Administrator will notify you of the denial within 90 days of date your claim for benefits was received, unless special circumstances delay the notification. If a delay occurs, you will be given a written notice of the reason for the delay and a date by which a final decision will be given (not more than 180 days after the receipt of your claim.)

Notification of a denial of claims will include:

     (a)  the specific reason(s) for the denial,

     (b)  reference(s) to the Plan provision(s) on which the denial is based,

     (c) a description of any additional material necessary to correct your claim and an explanation of why the material is necessary, and

     (d) an explanation of the steps to follow to appeal the denial, including notification that you (or your beneficiary) must file your appeal within 60 days of the date you receive the denial notice.

If you or your beneficiary do not file an appeal within the 60-day period, the denial will stand. If you do file an appeal within the 60 days, your Employer will review the facts and hold hearings, if necessary, in order to reach a final decision. Your Employer's decision will be made within 60 days of receipt of the notice of your appeal, unless an extension is needed due to special circumstances. In any event, your Employer will make a decision within 120 days of the receipt of your appeal.

Article XV, STATEMENT OF ERISA RIGHTS, describes the protection you have under ERISA and the steps you can take to enforce these rights.

                       ----------------------------------------

                                      Article XV

                              STATEMENT OF ERISA RIGHTS

                       ----------------------------------------


As a participant in Ponchatoula Homestead Association Employees 401(k) Profit Sharing Plan you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan participants shall be entitled to:

     (a) examine, without charge, at the Plan Administrator's office copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions,

     (b) obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator (the Administrator may make a reasonable charge for the copies),

     (c) receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

     (d) obtain a statement telling you whether you have a right to receive a retirement benefit at Normal Retirement Age and if so, what your benefits would be at Normal Retirement Age if you stop working under the Plan now. If you do not have a right to a benefit, the statement will tell you how many more years you have to work to get a right to a benefit. This statement must be requested in writing and is not required to be given more than once a year. The Plan must provide the statement free of charge.

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your Employer may fire you or otherwise discriminate against you in any way to prevent you from obtaining a retirement benefit or exercising your rights under ERISA.

If your claim for a retirement benefit is denied in whole or in part you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

If you have any questions about your rights under ERISA, you should contact the nearest Area Office of the U.S. Management Services Administration, Department of Labor.

                                       PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

     In accordance with the Business Corporation Law of the State of Louisiana,
Article 8 of the Corporation's Articles of Incorporation provides as follows:


     Article 8. Indemnification, etc. of Officers, Directors, Employees and Agents.

     A. Personal Liability of Directors and Officers. A director or officer of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director or officer except to the extent that by law a director's or officer's liability for monetary damages may not be limited.

     B. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Louisiana law.

     C. Advancement of Expenses. Reasonable expenses incurred by an officer, director, employee or agent of the Corporation in defending an action, suit or proceeding described in Section B of this Article 8 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if authorized by the board of directors (without regard to whether participating members thereof are parties to such action, suit or proceeding), upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

     D. Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, insurance or other agreement, vote of stockholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     E. Insurance. The Corporation shall have the power to purchase and maintain insurance or other similar arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, against any liability asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
Article 8.

     F. Security Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or other fund or form of self-insurance arrangement of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this
Article 8.

     G. Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article 8 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 8, and no amendment or termination of any trust or other fund or form of self-insurance arrangement created pursuant to Section F of this Article 8, shall alter to the detriment of such person the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

     H. Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision of this Article 8, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.


Item 25.  Other Expenses of Issuance and Distribution.



     SEC filing fees..........................................   $   4,461
     OTS filing fees..........................................       8,400
     Nasdaq filing fees.......................................       6,512
     Printing, postage and mailing............................      70,000
     Legal fees...............................................      95,000
     Underwriter's legal fees and out-of-pocket expenses......      37,500
     Blue Sky filing fees and expenses........................      18,000
     Accounting fees..........................................      35,000
     Appraiser's fees and expenses, including business plan...      35,000
     Conversion agent fees and expenses.......................       7,500
     Transfer agent and stock certificates....................       7,500
     Miscellaneous............................................      25,127
                                                                  --------

          Total(1)............................................    $350,000
                                                                  --------
                                                                  --------


-----------------
(1) Does not include the marketing fees to be paid to Trident Securities, which will be based on the amount of common stock sold. The marketing fees are estimated to range from $71,179 to $97,571 at the minimum and maximum of the Estimated Valuation Range.




Item 26.  Recent Sales of Unregistered Securities

     The only securities sold by the Registrant to date consist of 100 shares of common stock issued on March 25, 1998 to its sole incorporator, Poncholtoula Homestead Savings, F.A., for $10.00 per share, which shares will be cancelled upon consummation of the conversion. Because the shares were sold to only one entity and were sold only to facilitate the incorporation of the Registrant, the sale was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.




Item 27.  Exhibits


     The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

     (a)  List of Exhibits (filed herewith unless otherwise noted)



1.1*   Engagement Letter dated February 25, 1998 with Trident Securities, Inc.
1.2**  Form of Agency Agreement with Trident Securities, Inc.
2.1*   Plan of Conversion and Agreement and Plan of Reorganization
3.1*   Articles of Incorporation of Homestead Bancorp, Inc.
3.2*   Bylaws of Homestead Bancorp, Inc.
4.1*   Form of Stock Certificate of Homestead Bancorp, Inc.
5.0*   Opinion of Elias, Matz, Tiernan & Herrick L.L.P. regarding legality of securities
8.1*   Opinion of Elias, Matz, Tiernan & Herrick L.L.P. regarding federal income tax consequences
8.2*   Opinion of Hannis T. Bourgeois, L.L.P. regarding Louisiana income tax consequences
8.3*   Letter of RP Financial, Inc. regarding subscription rights
10.1*  1996 Stock Incentive Plan
10.2*  1996 Directors' Stock Option Plan
10.3*  1996 Management Recognition Plan - Directors
10.4*  1996 Management Recognition Plan - Officers
10.5   Form of Employment Agreement between Homestead Bancorp, Inc.,
       Ponchatoula Homestead Savings, F.A. and Lawrence C. Caldwell, Jr.
10.6   Form of Employment Agreement between Homestead Bancorp, Inc.,
       Ponchatoula Homestead Savings, F.A. and Barbara B. Theriot
23.1*  Consent of Hannis T. Bourgeois, L.L.P.
23.2*  Consent of RP Financial, Inc.
23.3*  Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in
       Exhibit 5.0)
24.1*  Power of Attorney (included in the Signature Page to the original filing of this Registration
       Statement)
27.0   Financial Data Schedule
99.1*  Proxy Statement and form of proxy for solicitation of members of
       Ponchatoula Homestead Savings, F.A.
99.2*  Proxy Statement and form of proxy for solicitation of stockholders of
       Homestead Mutual Holding Company




99.3    Appraisal Report of RP Financial, Inc.
99.4**  Stock Order Form
99.5**  Transmittal Letters
99.6**  Question and Answer Brochure


*   Previously filed
**  To be filed by amendment


     (b)  Financial Statement Schedules

     All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.


Item 28.  Undertakings.


     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     The undersigned Registrant hereby undertakes to furnish stock certificates to or in accordance with the instructions of the respective purchasers of the Common Stock, so as to make delivery to each purchaser promptly following the closing under the Plan of Conversion.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES



     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Pre-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, in the city of Ponchatoula, state of Louisiana, on April 15, 1998.



                         HOMESTEAD MUTUAL HOLDING COMPANY


                         By:  /s/Lawrence C. Caldwell, Jr.
                              -------------------------------------
                              Lawrence C. Caldwell, Jr.
                              President and Chief Executive Officer



     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





     Name                        Title                      Date
----------------------------   -----------------------     -------------------

/s/Lawrence C. Caldwell, Jr.       President and Chief        April 15, 1998
----------------------------       Executive Officer
Lawrence C. Caldwell, Jr.

/s/Milton J. Schanzbach            Chairman of the Board      April 15, 1998
----------------------------
Milton J. Schanzbach

/s/Barbara B. Theriot              Director, Secretary and    April 15, 1998
----------------------------       Treasurer (principal
Barbara B. Theriot                 financial and accounting
                                   officer)


/s/John C. Bohning                 Director                   April 15, 1998
----------------------------
John C. Bohning



     Name                        Title                      Date
----------------------------   -----------------------     -------------------


/s/Robert H. Gabriel               Director                   April 15, 1998
----------------------------
Robert H. Gabriel


/s/Dennis E. James                 Director                   April 15, 1998
----------------------------
Dennis E. James



/s/Allen B. Pierson, Jr.           Director                   April 15, 1998
----------------------------
Allen B. Pierson, Jr.


                                    EXHIBIT INDEX



1.1*      Engagement Letter dated February 25, 1998 with Trident Securities,
          Inc.
1.2**     Form of Agency Agreement with Trident Securities, Inc.
2.1*      Plan of Conversion and Agreement and Plan of Reorganization
3.1*      Articles of Incorporation of Homestead Bancorp, Inc.
3.2*      Bylaws of Homestead Bancorp, Inc.
4.1*      Form of Stock Certificate of Homestead Bancorp, Inc.
5.0* Opinion of Elias, Matz, Tiernan & Herrick L.L.P. regarding legality of securities
8.1* Opinion of Elias, Matz, Tiernan & Herrick L.L.P. regarding federal income tax consequences
8.2* Opinion of Hannis T. Bourgeois, L.L.P. regarding Louisiana income tax consequences
8.3*      Letter of RP Financial, Inc. regarding subscription rights
10.1*     1996 Stock Incentive Plan
10.2*     1996 Directors' Stock Option Plan
10.3*     1996 Management Recognition Plan - Directors
10.4*     1996 Management Recognition Plan - Officers
10.5 Form of Employment Agreement between Homestead Bancorp, Inc. and Ponchatoula Homestead Savings, F.A. and Lawrence C. Caldwell, Jr.
10.6 Form of Employment Agreement between Homestead Bancorp, Inc. and Ponchatoula Homestead Savings, F.A. and Barbara B. Theriot
23.1*     Consent of Hannis T. Bourgeois, L.L.P.
23.2*     Consent of RP Financial, Inc.
23.3*     Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in Exhibit
          5.0)
24.1* Power of Attorney (included in the Signature Page to this Registration Statement)
27.0      Financial Data Schedule
99.1* Proxy Statement and form of proxy for solicitation of stockholders of Ponchatoula Homestead Savings, F.A.
99.2* Proxy Statement and form of proxy for solicitation of stockholders of Homestead Mutual Holding Company
99.3      Appraisal Report of RP Financial, Inc.
99.4**    Stock Order Form
99.5**    Transmittal Letters
99.6**    Question and Answer Brochure


*  Previously filed
** To be filed by amendment